SMITH BARNEY ARIZONA MUNICIPALS FUND INC.


Sub-Item 77q1

Registrant incorporates by reference Registrant's Supplement dated July 12, 2006 to the Prospectus and Statement of Additional
Information filed on JULY 12, 2006.
(Accession No. 0001193125-06-144972)